Focus Enhancements Reports Fourth Quarter and Full Year 2005 Results

CAMPBELL, CA -- 03/09/2006 --

- Fourth Quarter 2005 Revenue Increases 19% over Fourth Quarter 2004 -
- Full Year 2005 Revenue Increases 23% over 2004 -
- Expects Over 30% Revenue Growth in 2006 -
Focus Enhancements, Inc. (NASDAQ: FCSE) today announced financial results for its fourth quarter and year ended December 31, 2005.
--  Fourth quarter revenue of $6.1 million increased 19 percent over fourth quarter 2004.
--  Semiconductor Business fourth quarter revenue was $1.1 million, up 38 percent over fourth quarter 2004.
--  Systems Business fourth quarter revenue was $5.0 million, up 15 percent over fourth quarter 2004.
"2005 was a year of strong revenue growth for Focus Enhancements, as annual revenue grew 23 percent over 2004, consistent with what we previously announced," stated Brett Moyer, president and chief executive officer of Focus Enhancements. "Both the Semiconductor and Systems Businesses contributed to the company's significant growth in 2005. The Semiconductor Business grew primarily due to the production ramps of internet protocol television (IPTV) set-top boxes and portable media players, a trend that we anticipate will continue through 2006. We expect growth in the Systems Business to remain strong driven by sales of our FireStore product line."

Fourth Quarter 2005 Financial Results

Revenue for the fourth quarter was $6.1 million compared to $5.1 million reported for the same quarter of 2004. Total research and development (R&D) expense was $2.5 million for the quarter, compared to $3.3 million in the fourth quarter a year ago. Semiconductor Business R&D expenses of $1.8 million for the fourth quarter of 2005 were lower than anticipated as certain costs associated with the development of an Ultra Wideband (UWB) chip-set shifted into the first half of 2006. Net loss for the quarter was $3.3 million, or $0.05 per share, versus a net loss of $4.3 million, or $0.08 per share, in the same quarter of 2004.

Full-Year 2005 Financial Results

Revenue for the year ended December 31, 2005 was $24.6 million, compared to $20.0 million reported for the same period of 2004, a 23 percent increase. Net loss for the year ended December 31, 2005 was $15.4 million, or $0.25 per share, versus a net loss of $11.0 million, or $0.22 per share, for 2004.

Gary Williams, chief financial officer of Focus Enhancements, stated, "Following the quarter's close, we substantially strengthened our balance sheet and working capital. As announced on January 30, 2006, we completed a convertible debt financing for $10 million, which we currently expect to fund the development of our Talaria™ UWB technology and general operating requirements through 2006."

2006 Outlook

Moyer continued, "Building upon 2005, we anticipate first half 2006 Semiconductor Business revenue to continue growing due to increased sales of chips for the portable media player market from the demand generated by our reference designs with Applied Micro Devices (AMD) and Freescale, and from our reference designs with AMD and Intel in the expanding IPTV market. We also expect strong results in the Systems Business as we expand our relationships with industry leading customers such as Canon, JVC, Panasonic and Sony. We anticipate increased revenue from our FireStore product line as we begin shipments of the new DR-HD100 to JVC and the FS-100 to Panasonic -- specific models for their new HD camcorders. We also expect to begin shipping digital signage products to a major financial institution in the first half of 2006."

Moyer concluded, "We anticipate full-year 2006 revenue to be approximately $32 million, or over 30 percent revenue growth compared to 2005. This includes accelerated revenue growth from sales of our semiconductor chips and results in revenue contribution increasing from our Semiconductor Business to approximately 20 percent in 2006 from 14 percent in 2005. For the first quarter of 2006, we currently anticipate revenue of approximately $6.7 million, gross margin in the high 30 percent range and a loss per share of $0.06 to $0.07 including approximately $2.4 million in Semiconductor Business R&D costs and also approximately $350,000 in stock-based compensation charges, not previously included in our operating results but required in 2006 as a result of the adoption of SFAS 123R, 'Accounting for Stock-Based Compensation.' Our loss per share forecast for the first quarter of 2006 excludes any potential non-cash charges associated with our convertible debt financing completed in January 2006."

Recent Highlights

Semiconductor Business:

-- While at the 2006 International Consumer Electronics Show (CES) in Las
   Vegas:
   -- The FS45X Series of Video Processors was on display in products from
      12 manufacturers, including Toshiba's Gigabeat, DigiCube's i-Station portable media players, Biostar, Sage, Tatung and Elitegroup Computer
      Systems.
   -- Featured its proprietary WiMedia-compliant UWB technology.

Systems Business:

--  Announced the upcoming line of FireStore FS-100 portable DTE HD disk recorders for Panasonic's new AG-HVX200 DVCPRO HD P2 Handheld Camera-
    recorder on December 7, 2005 and demonstrated the product solution at the
    DV Expo West.
--  Announced the addition of native QuickTime HDV support to the company's industry leading Direct To Edit® (DTE) technology on January
    11, 2006.  This is expected to be available in April 2006 on new FireStore models or as an upgrade to existing HD models.
--  The editors and columnists of EventDV magazine recognized the
    FireStore FS-4 HD DTE disk recorders in its "Best of 2005" cover story, which was announced on December 19, 2005.
Investor Conference Call

The company will host a shareholder conference call to discuss the fourth quarter 2005 results on March 9, 2006 at 1:30 p.m. Pacific Time, after which management will host a question and answer session. The call is being webcast by Thomson/CCBN and can be accessed from the Focus Enhancements web site at www.focusinfo.com. The webcast will be available through April 9, 2006. For those without Internet access, the telephone dial-in number is 706-634-0182 for domestic and international participants. Participants should dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PT (4:30 p.m. ET). A telephone replay will be available through March 13, 2006; dial 706-645-9291, and enter access code 5829527.

About Focus Enhancements, Inc.

Focus Enhancements Inc. (NASDAQ: FCSE), headquartered in Campbell, CA, is a leading designer of world-class solutions in advanced, proprietary video and wireless video technologies. The company's Semiconductor Group develops integrated circuits (ICs) for high-performance applications in the video convergence market, including IPTV set-top boxes and portable media players. Focus Enhancements is currently developing a wireless IC chip set based on the WiMedia UWB standard and designed to be compatible with Wireless USB and used in personal computer (PC), consumer electronics (CE), and mobile electronics applications. The company's System Group develops video products for the digital media markets, with customers in the broadcast, video production, digital signage and digital asset management markets. More information on Focus Enhancements may be obtained from the company's SEC filings, or by visiting the Focus Enhancements home page at http://www.Focusinfo.com.

Safe Harbor Statement

Statements in this press release which are not historical including statements regarding management's intentions, hopes, expectations, representations, plans or predictions about the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding management's expectations of funding requirements in 2006, demand for Focus Enhancements' products, which impacts revenue, gross margin percentage and cash from operations, management's plans to complete its Ultra Wideband (UWB) semiconductor chip designs, move UWB technology to silicon, and the performance of its UWB technology in silicon. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers' acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs and delays in research and development, the company's ability to maintain adequate funding to develop and implement UWB technology, the ability of the company to migrate its UWB technology to silicon in a timely manner, if at all, the performance and acceptance of its UWB technology if and when successfully moved to silicon, and the risk factors specified in the company's Form 10-K/A for the year ended December 31, 2004, Forms 10-Q, 10-Q/A and 10-Q for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005, as well as other filings with the SEC. These statements are based on information as of March 9, 2006 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

                    Focus Enhancements, Inc.
         Condensed Consolidated Statements of Operations
           (In thousands, except per share amounts)
                          (Unaudited)

                                 Three Months Ended       Year Ended
                                --------------------  --------------------
                                     December 31,         December 31,
                                   2005      2004       2005       2004
                                ---------  ---------  ---------  ---------

Net revenue                     $   6,083  $   5,123  $  24,551  $  20,015
Cost of revenue                     3,716      3,918     15,520     13,514
                                ---------  ---------  ---------  ---------
  Gross margin                      2,367      1,205      9,031      6,501
                                ---------  ---------  ---------  ---------

Operating expenses:
  Sales, marketing and support      1,710      1,270      6,668      4,853
  General and administrative        1,139        916      4,059      3,110
  Research and development          2,531      3,297     12,791      8,558
  Amortization of intangible
   assets                             127        256        530        860
  In-process research and
   development                          -          -          -        300
                                ---------  ---------  ---------  ---------
                                    5,507      5,739     24,048     17,681
                                ---------  ---------  ---------  ---------
    Loss from operations           (3,140)    (4,534)   (15,017)   (11,180)
  Interest expense, net              (124)       (12)      (298)       (80)
  Other expense, net                  (26)       (17)       (76)        (7)
                                ---------  ---------  ---------  ---------
    Loss before income tax
     benefit                       (3,290)    (4,563)   (15,391)   (11,267)
  Income tax benefit                  (33)      (283)       (23)      (282)
                                ---------  ---------  ---------  ---------
    Net loss                    $  (3,257) $  (4,280) $ (15,368) $ (10,985)
                                ---------  ---------  ---------  ---------

Net loss per share
   Basic and diluted            $   (0.05) $   (0.08) $   (0.25) $   (0.22)

Weighted average number of
 shares used in per share
 calculations:
   Basic and diluted               65,413     56,362     61,664     50,078

                     Focus Enhancements, Inc.
             Condensed Consolidated Balance Sheets
      (In thousands, except share and per share amounts)
                          (Unaudited)

                                        December 31,  December 31,
                                            2005          2004
                                         ----------    ----------
                        Assets

Current assets:
  Cash and cash equivalents              $      637    $    3,380
  Accounts receivable, net of
   allowances of $418 and $443                3,197         3,273
  Inventories                                 3,743         3,941
  Prepaid expenses and other current
   assets                                       759           473
  Restricted cash                                 -           312
                                         ----------    ----------
    Total current assets                      8,336        11,379

Long-term assets:
  Property and equipment, net                 1,212         1,116
  Other assets                                   54            62
  Intangible assets, net                        866         1,577
  Goodwill                                   13,191        13,191
                                         ----------    ----------
                                         $   23,659    $   27,325
                                         ==========    ==========

            Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                       $    3,001    $    2,555
  Borrowings under lines of credit            2,966           567
  Current portion of long-term debt               3            55
  Current portion of capital lease
   obligations                                  107            22
  Note payable                                2,500             -
  Accrued liabilities                         3,292         2,634
                                         ----------    ----------
    Total current liabilities                11,869         5,833

Long-term liabilities:
  Long-term debt, net of current
   portion                                        -           174
  Capital lease obligations, net of
   current portion                               10             -
  Other liabilities                              74             -
                                         ----------    ----------
    Total liabilities                        11,953         6,007
                                         ----------    ----------

Stockholders' equity:
  Preferred stock, $0.01 par value;
   authorized 3,000,000 shares; 3,161
   shares issued at December 31, 2005
   and 2004, respectively (aggregate
   liquidation preference of $3,917)              -             -
  Common stock, $0.01 par value;
   100,000,000 shares authorized,
   68,382,113 and 60,412,591 shares
   issued at December 31, 2005 and 2004,
   respectively                                 674           597
  Treasury stock at cost, 497,055
   shares at December 31, 2005 and 2004,
   respectively                                (750)         (750)
  Additional paid-in capital                101,323        95,463
  Deferred stock-based compensation            (214)            -
  Accumulated other comprehensive income         47            14
  Accumulated deficit                       (89,374)      (74,006)
                                         ----------    ----------
    Total stockholders' equity               11,706        21,318
                                         ----------    ----------
                                         $   23,659    $   27,325
                                         ==========    ==========

                      Focus Enhancements, Inc.
                   Selected Business Segment Data
                          (In thousands)
                            (Unaudited)

Revenue:                         Three Months Ended       Year Ended
                                --------------------  --------------------
                                    December 31,          December 31,
                                  2005       2004       2005       2004
                                ---------  ---------  ---------  ---------

Systems Business                $   4,972  $   4,315  $  21,148  $  16,553
Semiconductor Business          $   1,111  $     808  $   3,403  $   3,462
  Net Revenue                   $   6,083  $   5,123  $  24,551  $  20,015

Research and Development:         Three Months Ended       Year Ended
                                --------------------  --------------------
                                    December 31,          December 31,
                                  2005       2004       2005       2004
                                ---------  ---------  ---------  ---------

Systems Business                $     762  $   1,262  $   3,596  $   3,895
Semiconductor Business          $   1,769  $   2,035  $   9,195  $   4,663
  Total Research and
   Development                  $   2,531  $   3,297  $  12,791  $   8,558

Focus Enhancements Investors:
Kirsten Chapman / David Barnard, CFA
Lippert/Heilshorn & Assoc.
(415) 433-3777
david@lhai-sf.com